NUMBER

SHARES

GulfMark Offshore, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

CUSIP 402629 307; CUSIP 402629 406; or CUSIP 402629 505

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.01 PAR VALUE, OF

GulfMark Offshore, Inc.

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

SENIOR VICE PRESIDENT, SECRETARY & GENERAL COUNSEL

EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(Brooklyn, New York)

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE CORPORATION SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH CORPORATION MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE SHARES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE AND THE BENEFICIAL OWNERSHIP THEREOF BY NON-U.S. CITIZENS ARE SUBJECT TO THE RESTRICTIONS ON OWNERSHIP AND TRANSFER AND THE OTHER PROVISIONS SET FORTH IN THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS IN EFFECT FROM TIME TO TIME (THE "CERTIFICATE OF INCORPORATION"). A copy of the Certificate of Incorporation will be furnished without charge by the Company to the holder hereof upon written request. Capitalized and other terms used but not defined herein have the meanings given to them in the Certificate of Incorporation. The Company owns and operates vessels in the U.S. Coastwise Trade, and applicable U.S. Maritime Laws provide that at least 75% of each class or series of its stock must be beneficially owned by U.S. Citizens. Under the Certificate of Incorporation, the maximum percentage of the total outstanding shares of each class or series of the Company's stock permitted to be beneficially owned by Non-U.S. Citizens is 24%. The Certificate of Incorporation provides that the Company may require reasonable proof from a beneficial owner or the transferee or proposed transferee of shares regarding whether such person is a U.S. Citizen. In addition, the Certificate of Incorporation provides that the Company may redeem the shares held by any beneficial owner that becomes a Non-U.S. Citizen and may not recognize any purported transfer of shares to a Non-U.S. Citizen (except to the extent necessary to effect the remedies available under the Certificate of Incorporation, which include voiding such transfer or redeeming such shares), which in either case would result in Non-U.S. Citizens beneficially owning shares above such 24% limit.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UTMA – __________ Custodian __________
(Cust) (Minor)
under Uniform Transfers to Minors
Act __________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ____ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[   ] ______________________________

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____

______________________________ *Shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________

______________________________ *Attorney*

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated __________ ______________________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP"), OR THE STOCK EXCHANGES MEDALLION PROGRAM ("SEMP") AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.